Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

among

ACCESS MLP OPERATING, L.L.C.,

as the Borrower,

ACCESS MIDSTREAM PARTNERS, L.P.,

as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

THE ROYAL BANK OF SCOTLAND plc,

as Syndication Agent,

BANK OF MONTREAL,

COMPASS BANK AND

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents

and

The Several Lenders from Time to Time Parties Hereto,

Dated as of December 12, 2012

WELLS FARGO SECURITIES, LLC and RBS SECURITIES INC.,

as Joint Lead Arrangers

and

WELLS FARGO SECURITIES, LLC,

as Sole Book Manager

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called the “Amendment”) dated as of December 12, 2012 among ACCESS MLP OPERATING, L.L.C., a Delaware limited liability company formerly known as Chesapeake MLP Operating, L.L.C. (the “Borrower”), ACCESS MIDSTREAM PARTNERS, L.P., a Delaware limited partnership formerly known as Chesapeake Midstream Partners, L.P. (“Parent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Swing Line Lender, and the Issuing Lender, and the several banks and other financial institutions or entities from time to time parties to the Existing Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, Parent, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of June 10, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2011 and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 15, 2012 (as amended, the “Existing Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to the Borrower as therein provided; and

WHEREAS, the Borrower, Parent, Administrative Agent and Lenders desire to amend the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2:

“Amendment” means this Third Amendment to the Existing Credit Agreement.

“Amendment Documents” means this Amendment and all other documents or instruments delivered in connection herewith or therewith.

“Amendment Effective Date” means the date that the conditions precedent to the effectiveness of this Amendment specified in Section 3.1 have been satisfied.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1. Additional Defined Terms. Section 1.1 of the Existing Credit Agreement is amended to add the following definitions in the proper alphabetical order:

“Bridge Loan Facility”: the senior unsecured credit facility among Parent, the lenders named therein, and Citibank, N.A., as administrative agent for such lenders, providing for loans to Parent of up to $1,000,000,000 to finance a portion of the CMO Acquisition.

“CMO Acquisition”: the acquisition by Parent of all of the issued and outstanding membership interests of Chesapeake Midstream Operating, L.L.C., a limited liability company organized under the laws of the State of Delaware pursuant to the Unit Purchase Agreement.

“CMO Documents”: collectively, the Unit Purchase Agreement and each of the documents required to be delivered pursuant thereto.

“Unit Purchase Agreement”: the Unit Purchase Agreement dated as of December 11, 2012 between Chesapeake Midstream Development, L.L.C., as seller, and Parent, as buyer, together with all exhibits and schedules thereto.”

Section 2.2. Existing Defined Terms.

(a) The definition of “Borrower” in the preamble of the Existing Credit Agreement is hereby amended in its entirety to refer to Access MLP Operating, L.L.C., a Delaware limited liability company.

(b) The definition of “Parent” in the preamble of the Existing Credit Agreement is hereby amended in its entirety to refer to Access Midstream Partners, L.P., a Delaware limited partnership.

(c) The definition of “Consolidated EBITDA” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following at the end of such definition:

In addition, Consolidated EBITDA may include, at Parent’s option, any Material Project EBITDA Adjustments as provided below, which adjustments under clause (A) and (B) shall be made in a manner, and subject to documentation, acceptable to the Administrative Agent. As used herein, “Material Project” means the construction or expansion of any capital project of any Group Member, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by Parent to exceed, or exceeds $10,000,000 (a “Material Project”); provided that Parent may elect that one or more “phases” of the construction or expansion of a capital project be treated as an independent Material Project if (A) the aggregate capital cost of such “phase” is reasonably expected by Parent to exceed $5,000,000 and (B) the aggregate capital cost of such “phase”, together with all other “phases” of such construction or expansion of such capital project is reasonably expected by Parent to exceed $10,000,000. As used herein, “Material Project EBITDA Adjustments” means, with respect to each Material Project:

(A) prior to the date on which a Material Project has achieved commercial operation (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based upon projected revenues from customer contracts, projected revenues that are determined by the Administrative Agent, in its discretion, to otherwise be highly probable, the creditworthiness and applicable projected production of the prospective customers, capital and other costs, operating and administrative expenses, scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by Administrative Agent), which may, at Parent’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(B) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA (determined in the same manner set forth in clause (A) above) attributable to such Material Project for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(1) no such Material Project EBITDA Adjustment shall be allowed with respect to a Material Project unless:

(x) at least 30 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the fiscal quarter for which Parent desires to commence inclusion of such Material Project EBITDA Adjustment in Consolidated EBITDA (the “Initial Quarter”), Parent shall have delivered to Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project EBITDA Adjustments, and

(y) prior to the last day of the Initial Quarter, Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information (including updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected cost, capital expenditures (completed and remaining), the anticipated Commercial Operation Date, total Material Project EBITDA Adjustments and the portion thereof to be added to Consolidated EBITDA and other information regarding projected revenues, customers and contracts supporting such pro forma projections and the anticipated Commercial Operation Date) and documentation as Administrative Agent may reasonably request, all in form and substance satisfactory to Administrative Agent, and

(2) the aggregate amount of all Material Project EBITDA Adjustments, plus any MVC Adjustment as set forth in the following paragraph, during any period shall be limited to 20% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or MVC Adjustment).

In addition, for each fiscal quarter ending prior to December 31, 2013, Consolidated EBITDA may include, at Parent’s option, an adjustment (the “MVC Adjustment”) for an estimated quarterly recognition of earnings in respect of the Barnett Annual Minimum Volume under the Gathering Agreement for the period from January 1, 2013 through the end of such fiscal quarter, which adjustment shall be made in a manner, and subject to documentation, acceptable to the Administrative Agent; provided that the MVC Adjustment plus all Material Project EBITDA Adjustments shall be limited as provided in the immediately preceding paragraph (2).

(d) The definition of “Gathering Documents” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the word “material” before “gas gathering agreement” in line three thereof.

(e) The definition of “General Partner” in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety as follows:

“General Partner”: Access Midstream Partners GP, L.L.C., a Delaware limited liability company.

(f) The definition of “Transaction Documents” in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety as follows:

“Transaction Documents”: collectively, the Transaction Agreement, each of the documents required to be delivered pursuant thereto, the June 2012 Documents, any amendment, supplement, restatement or other modification of any of the foregoing entered into in connection with the June 2012 Documents, the CMO Documents and any amendment, supplement, restatement or other modification of any of the foregoing entered into in connection with the CMO Documents, the Subscription Agreement dated as of December 11, 2012 among Parent, General Partner, GIP II Hawk Holdings Partnership, L.P., and The Williams Companies, Inc. and any amendment, supplement, restatement or other modification of any of the foregoing entered into in connection therewith.

Section 2.3. Increase in Commitments. Section 2.14(a) of the Existing Credit Agreement is hereby amended by replacing “no Default” in the first line thereof with “no Event of Default”.

Section 2.4. Existence; Compliance with Laws. Section 4.3 of the Existing Credit Agreement is hereby amended by replacing “Each Group Member” in the first line thereof with “Each Loan Party”.

Section 2.5. No Legal Bar. Section 4.5 of the Existing Credit Agreement is hereby amended by adding the word “material” before “Contractual Obligation” in the third line thereof.

Section 2.6. Collateral and Guarantees. Section 6.9 of the Existing Credit Agreement is hereby amended by (a) adding the phrase “or such lesser time as may be reasonably acceptable to the Administrative Agent” after the phrase “15 days” in Section 6.9(a), (b) adding the following sentence at the end of Section 6.9(a) “Notwithstanding anything to the contrary in this Section 6.9(a), the Borrower shall deliver such Security Documents in connection with the CMO Acquisition: (i) promptly after the closing of the CMO Acquisition, in the case of Security Documents on personal property, and (ii) no later than 90 days after the closing of the CMO Acquisition in the case of Mortgages on real property.” and (c) amending Section 6.9(b) in its entirety to read as follows:

(b) At any time that Parent has an Investment Grade Rating, no Default or Event of Default has occurred and is continuing and the Consolidated Leverage Ratio as at end of the most recently ended fiscal quarter was not greater than 5.00 to 1.00 (or 5.50 to 1.00 if such fiscal quarter ended during the period from and after a Specified Acquisition to and including the last day of the second full fiscal quarter following the fiscal quarter in which the Specified Acquisition occurred), the Borrower may, by written notice to the Administrative Agent, elect for the Liens under the Security Instruments securing the Secured Obligations to be released (the date of such notice, “Collateral Release Date”), whereupon (A) Section 6.9(a) shall have no further force or effect and (B) the Administrative Agent shall use reasonable efforts to promptly release all of the Mortgaged Properties from the Liens of the Security Instruments.

Section 2.7. Financial Condition Covenants. Section 7.1 of the Existing Credit Agreement is hereby amended in its entirety as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than: (i) as at the end of any fiscal quarter ending after December 31, 2012 and prior to the Collateral Release Date, 5.50 to 1.00; and (ii) as at the end of any fiscal quarter ending on or after the Collateral Release Date, 5.00 to 1.00, provided, that such ratio in clause (ii) shall not exceed 5.50 to 1.00 during the period from and after a Specified Acquisition to and including the last day of the second full fiscal quarter following the fiscal quarter in which the Specified Acquisition occurred, to the extent such period is after the Collateral Release Date.

As used herein, “Specified Acquisition” means, the consummation of the last of one or more acquisitions of assets or entities or operating lines or divisions in any rolling 12-month period for an aggregate purchase price of not less than $100,000,000 elected by the Borrower by notice to the Administrative Agent to be a Specified Acquisition; provided that, (A) following the election of a Specified Acquisition, the Borrower may not elect a subsequent Specified Acquisition unless, at the time of such subsequent election, the Consolidated Leverage Ratio does not exceed 5.00 to 1.00 if on or after the Collateral Release Date, (B) no more than one Specified Acquisition may be in effect at any one time, and (C) no more than one Specified Acquisition may be elected that includes a particular acquisition.

(b) Interest Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent then most recently ended to (ii) Consolidated Interest Expense for such period as of the end of any fiscal quarter to be less than 2.50 to 1.00; provided, that this Section 7.1(b) shall not apply on and after the time that Parent has an Investment Grade Rating.

(c) All determinations of Consolidated EBITDA (other than Section 7.1(b)) in respect of the periods ending as of March 31, 2013, June 30, 2013 and September 30, 2013, shall use the annualized amount of Consolidated EBITDA (as otherwise determined pursuant to the definition of “Consolidated EBITDA”) for the period beginning January 1, 2013 and ending on such date (i.e., the one quarter ended March 31, 2013 times 4, the two quarters ended June 30, 2013 times 2, and the three quarters ended September 30, 2013 times 4/3rds). For the avoidance of doubt, (i) determination of Consolidated EBITDA for the periods ending March 31, 2013, June 30, 2013 and September 30, 2013 shall include any adjustments as provided in part (a) of such definition related to Investments, acquisitions (other than the CMO Acquisition), Dispositions, consolidations or mergers occurring during the period after December 31, 2012, using an annualized amount for the pro forma effect for the period after December 31, 2012, and include any adjustments as provided in part (b) of such definition for cash distributions in respect of net income of any Joint Venture with respect to such period after December 31, 2012.

(d) For purposes of the determination on the closing of the CMO Acquisition in respect of the references in Sections 7.2, 7.7 and 7.10 to compliance with Section 7.1, the Consolidated Leverage Ratio shall not be greater than 5.0 to 1.0 and for purposes of determinations after the closing of the CMO Acquisition and prior to the date the financial statements contemplated by Section 6.1(b) are available to Parent for the fiscal quarter ending March 31, 2013 in respect of the references in Sections 7.2. 7.7 and 7.10 to compliance with Section 7.1, the Consolidated Leverage Ratio shall not be greater than 5.5 to 1.0.

Section 2.8. Indebtedness. Section 7.2 of the Existing Credit Agreement is hereby amended as follows:

(a) by (i) deleting the “and” at the end of subsection (f); (ii) replacing the period at the end of subsection (g) with “; and” and (iii) adding the following new subsection (h) as follows:

(h) Indebtedness of Parent, the Borrower or any of their Subsidiaries in respect of the Bridge Loan Facility (including any conversions into unsecured term loans or exchanges into unsecured debt securities), and any unsecured Guarantee Obligations thereof by the Borrower and the Subsidiary Guarantors.

(b) by adding the following at the end of subsection (g):

; provided that for purposes of calculating the Consolidated Leverage Ratio, Indebtedness incurred by Parent, the Borrower or any of its Subsidiaries in anticipation of the acquisition contemplated by the Unit Purchase Agreement shall not constitute Indebtedness until such acquisition is consummated so long as (i) the proceeds of such Indebtedness are restricted pending such acquisition, and (ii) the Borrower is irrevocably obligated to redeem such Indebtedness if the Unit Purchase Agreement is terminated, and such redemption is completed within 30 Business Days following such termination.

Section 2.9. Investments. Section 7.7 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of subsection (a); (b) replacing the period at the end of subsection (b) with “; and” and (c) adding the following new subsection (c) as follows:

(c) acquisitions permitted by Section 7.10.

Section 2.10. Negative Pledge Clauses. Section 7.12 of the Existing Credit Agreement is hereby amended by (a) deleting the “and or” at the end of subsection (b); (b) replacing the period at the end of subsection (c) with “; and” and (c) adding the following new subsection (d) as follows:

(d) the Bridge Loan Facility, provided, however, that any such prohibition or limitation does not restrict in any manner (directly or indirectly) Liens on any Property of any Group Member securing the Obligations and does not require the direct or indirect granting of any Lien securing the Bridge Loan Facility or other obligation thereunder by virtue of the granting of Liens on any Property of any Group Member to secure the Obligations.

Section 2.11. Clauses Restricting Group Member Distributions. Clause (a) of Section 7.13 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(a) make Restricted Payments in respect of any Capital Stock of such Group Member held by, or pay any Indebtedness owed to, the Borrower or any Subsidiary Guarantor, as the case may be,

Section 2.12. Parent. Section 7.18 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 7.18 Parent. Notwithstanding any other provision of this Agreement, with respect to Parent only: (a) directly own the equity interest of any Subsidiary other the Borrower except in connection with an acquisition in which such equity interest is contributed to the Borrower in a substantially contemporaneous transaction or (b) dispose of any of its ownership interest in the Borrower.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Amendment Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

(i) the Amendment executed by the Borrower, Parent, Administrative Agent and Majority Lenders;

(ii) a duly executed Consent and Agreement from Parent and each Subsidiary Guarantor in the form attached hereto;

(iii) a closing certificate of each Loan Party in substantially the form of Exhibit C to the Existing Credit Agreement; and

(iv) such other supporting documents as Administrative Agent may reasonably request.

(b) The Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including invoiced fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrower and Parent. In order to induce each Lender to enter into this Amendment, the Borrower and Parent represent and warrant to each Lender that:

(a) The representations and warranties contained in Article 4 of the Existing Credit Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except for purposes of this definition, the representations and warranties contained in subsections (a) and (b) of Section 4.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement.

(b) The Borrower and Parent are duly authorized to execute and deliver this Amendment and the other Amendment Documents and the Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. The Borrower and Parent haves duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of the Borrower hereunder and thereunder.

(c) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Borrower or any Group Members hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, the Borrower and Parent under this Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This Amendment and the other Amendment Documents are Loan Documents, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ACCESS MLP OPERATING, L.L.C.

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer

ACCESS MIDSTREAM PARTNERS, L.P., a Delaware limited partnership

By:	Access Midstream Partners GP, L.L.C.,
its sole general partner

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ Catherine Cook
Name: Catherine Cook
Title: Vice President

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorized Signatory

BANK OF MONTREAL, as a Lender

By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

COMPASS BANK, as a Lender

By:	/s/ Ian Payne
Name: Ian Payne
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Shen
Name: Peter Shen
Title: Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Mason McGurrin
Name:	Mason McGurrin
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Penny Tsekouras
Name:	Penny Tsekouras
Title:	Authorized Signatory

DNB BANK ASA, GRAND CAYMAN BRANCH, as a Lender

By:	/s/ Colleen Durkin
Name:	Colleen Durkin
Title:	Senior Vice President Shipping Offshore & Logistics

By:	/s/ Andrea Ozbolt
Name:	Andrea Ozbolt
Title:	Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Sherwin Bradford
Name:	Sherwin Bradford
Title:	Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Director

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Richard Leong
Name:	Richard Leong
Title:	Assistant Manager

By:	/s/ Talai M. Kairouz
Name:	Talai M. Kairouz
Title:	Senior Asset Manager

SUMITOMO MITSUI BANKING CORP., NEW YORK, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

Third Amendment

CONSENT AND AGREEMENT

Each of the undersigned (in their individual capacity, each a “Guarantor”), hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Amended and Restated Guaranty dated as of June 10, 2011 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith and (iv) agrees that the Amended and Restated Guaranty and such other Loan Documents shall remain in full force and effect.

ACCESS MIDSTREAM PARTNERS, L.P., a Delaware limited partnership

By:	Access Midstream Partners GP, L.L.C.,
its sole general partner

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer

APPALACHIA MIDSTREAM SERVICES, L.L.C.

BLUESTEM GAS SERVICES, L.L.C.

ACCESS MIDSTREAM GAS SERVICES, L.L.C.

OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.

MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.

PONDER MIDSTREAM GAS SERVICES, L.L.C.

TEXAS MIDSTREAM GAS SERVICES, L.L.C.

By:	Access MLP Operating, L.L.C., sole manager

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer

ACMP FINANCE CORP.

By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer